                                                                    EXHIBIT 16


                    SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                         DEAN WITTER UTILITIES PORTFOLIO
                              30 day as of 12/31/95




                             6
YIELD = 2{ [ ((a-b)/c d) + 1] -1}



WHERE:     a = Dividends and interest earned during the period

           b = Expenses accrued for the period

           c = The average daily number of shares outstanding during the period that were entitled to receive dividends

           d = The maximum offering price per share on the last day of the period


                                                                 6
YIELD = 2{ [(( 14,811,679.20 - 4,448,190.63)/218,308,282.231 X 15.15) + 1] - 1}

      = 3.79%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                                 UTILITIES FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL COMPOUND RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                 (A)
  $1,000         ERV AS OF             NUMBER OF             AVERAGE ANNUAL
INVESTED - P      31-Dec-95            YEARS - n             COMPOUND RETURN - T
-------------    -----------           -----------           -------------------

 31-Dec-94        $1,234.20                     1                       23.42%

 31-Dec-90        $1,667.40                  5.00                       10.77%

 30-Apr-88        $2,261.00                  7.67                       11.22%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL COMPOUND RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                          (C)                                              (B)
  $1,000         EV AS OF              TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P      31-Dec-95            RETURN - TR           YEARS - n                   COMPOUND RETURN - t
-------------    -----------           -----------           -----------------    -----  -------------------------
 31-Dec-94        $1,264.20                 28.42%                      1                       28.42%

 31-Dec-90        $1,687.40                 68.74%                   5.00                       11.03%

 30-Apr-88        $2,281.00                120.10%                   7.87                       11.22%

(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                                       (D)                     (E)                         (F)
$10,000          TOTAL                 GROWTH OF               GROWTH OF                   GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT - G  $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
-------------    -------------         ---------------------------------------           ------------------------------------
 30-Apr-88           126.10               $22,610                    $113,050                   $226,100